UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 12, 2012

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

5 Centerpointe Drive, Suite 400 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(971) 204-0382

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On December 13, 2012, the board of directors (the “Board”) of CytoDyn Inc. (the “Company”) appointed Michael D. Mulholland Chief Financial Officer, Treasurer and Corporate Secretary of the Company.

Mr. Mulholland brings more than 25 years of senior level financial leadership and management experience in strategic planning, corporate finance, acquisition, corporate restructurings, SEC reporting, risk management, investor relations and corporate governance, among other matters. In 2011 and 2012, Mr. Mulholland served as the Chief Financial Officer for Nautilus, Inc., a NYSE-listed developer and marketer of fitness equipment. From 2010 to 2011, he served as the Chief Financial Officer for Corporate Management Advisors, Inc., a private holding company for numerous diverse domestic and international investments. From 2008 to 2009, Mr. Mulholland was VP of Finance of Gevity HR, Inc., a publicly held business services company. From 1994 to 2008, Mr. Mulholland served as the Chief Financial Officer and Secretary for Barrett Business Services, Inc. (“Barrett”), a publicly held business services company. Mr. Mulholland began his career in finance with Deloitte & Touche LLP, an international accounting and consulting firm. He has an M.B.A. in finance and a B.S. degree in accounting from the University of Oregon.

None of the entities described above is a parent, subsidiary or other affiliate of the Company.

No arrangement or understanding exists between Mr. Mulholland and any other person pursuant to which Mr. Mulholland was appointed as an executive officer of the Company. Mr. Mulholland is not related to any director or other executive officer of the Company.

Mr. Mulholland’s annual base salary level was established by the Board at $175,000. He was also granted an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.40 per share, with vesting in three equal annual installments beginning on the first anniversary of the grant date. The option has a five-year term.

Chief Executive Officer

On December 17, 2012, Nader Z. Pourhassan, Ph.D., was appointed President and Chief Executive Officer of the Company. Dr. Pourhassan had previously been appointed to the positions of President and CEO on an interim basis.

Equity Incentive Plan

At the annual meeting of shareholders held on December 12, 2012, the shareholders of the Company approved the CytoDyn Inc. 2012 Equity Incentive Plan (the “Plan”). The description of the Plan included under the heading “Proposal 3 – Approval of CytoDyn Inc. 2012 Equity Incentive Plan” on pages 14 through 16 of the Company’s definitive proxy materials filed with the Securities and Exchange Commission on November 19, 2012, is incorporated herein by reference. A copy of the Plan is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The 2012 annual meeting of shareholders of the Company was held on December 12, 2012.

(b) The matters considered and voted on by the Company’s shareholders at the annual meeting and the vote of the shareholders were approved by the votes indicated below:

Proposal 1. Election of seven directors, each for a one-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-votes

Nader Pourhassan, Ph.D.	13,383,292	705,806	3,647,742

Richard Trauger, Ph.D.	13,398,292	690,806	3,647,742

Anthony D. Caracciolo	13,463,292	625,806	3,647,742

Gregory A. Gould, CPA	13,441,600	647,498	3,647,742

Allan M. Green, M.D., Ph.D., J.D.	13,463,292	625,806	3,647,742

Jordan Naydenov	13,383,292	705,806	3,647,742

Michael Nobel, Ph.D.	13,427,292	661,806	3,647,742

Proposal 2. Ratification of the appointment of Pender Newkirk & Company LLP as the Company’s independent public accountants for the year ending May 31, 2013.

Shares Voted For	Shares Voted Against	Abstentions

17,678,716	46,213	11,911

Proposal 3. Approval of the CytoDyn Inc. 2012 Equity Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

13,209,765	857,833	21,500	3,647,742

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this Form 8-K:

10.1	CytoDyn Inc. 2012 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: December 18, 2012	By:	/s/ Nader Z. Pourhassan, Ph.D.
Nader Z. Pourhassan, Ph.D. President and Chief Executive Office